UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 2005

                        THE SINGING MACHINE COMPANY, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                       0-24968               95-3795478
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


               6601 Lyons Road, Bldg. A-7, Coconut Creek, Fl 33073
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (954) 596-1000

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On July 18, 2005, The Singing Machine Company, Inc. (the "Company" or "SMD") received notice from the American Stock Exchange (the "AMEX"), Listing Qualifications Department, stating that the Company does not meet certain of the AMEX's continued listing standards as set forth in Parts 3, 6 and 10 of the AMEX Company Guide (the "Company Guide") and that the Company has become subject to the continued listing evaluation and follow-up procedures and requirements of
Section 1009 of the Company Guide.

Pursuant to a review by the AMEX of the Company's 10-K for the fiscal year ended March 31, 2005, the AMEX has determined that the Company is not in compliance with Sections 1003(a)(i) and 1003(a)(iv) of the Company Guide, respectively, which state, in relevant part, that the AMEX will normally consider suspending dealings in, or removing from the list, securities of a company which (a) has stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; and (b) has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

The Company intends to submit a plan on or prior to August 18, 2005 advising the AMEX of actions that it will take, which may bring it into compliance with Sections 1003 (a)(i) and 1003(a)(iv) of the Company Guide within a maximum of 18 months and 12 months of receipt of the notice letter, respectively. The plan will include specific milestones, quarterly financial projections, and details relating to any strategic initiatives the Company plans to complete. The AMEX Listings Qualifications Department will evaluate the plan, including any supporting documentation which the Company may submit, and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with Sections 1003 (a)(i) and 1003(a)(iv) of the Company Guide within a maximum of 18 months and 12 months of receipt of the notice letter, respectively, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue listing during the plan of up to 18 months, during which time the Company will be subject to periodic review to determine if it is making progress consistent with the plan.

In addition, the Company was notified by the AMEX that it is not in compliance with Section 301 of the Company Guide, which provides that a listed company is not permitted to issue, or to authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the AMEX that the securities have been approved for listing. On or prior to August 1, 2005, the Company intends to submit a Listing of Additional Shares ("LAS") application for all shares which it has issued without the AMEX's approval which the Company estimates amounts to approximately 277,778 shares of its common stock. Failure by the Company to file the LAS application on or prior to August 1, 2005 will result in the AMEX assessing the Company's continued listing eligibility, including, but not limited to, the initiation of delisting procedures.

Further, in accordance with Section 610(b) of the Company Guide, a listed company which receives an audit opinion that contains a going concern qualification must make a public announcement through the news media disclosing the receipt of such qualified opinion. In the Company's 10-K for the fiscal year ended March 31, 2005, the Company received an audit opinion containing a going concern qualification, but did not issue the required press release. The Company issued such press release on July 22, 2005.

On July 22, 2005, the Company issued a press release announcing the AMEX notice and disclosing its receipt of the audit opinion that contains a going concern qualification in connection with the Company's 10-K for the fiscal year ended March 31, 2005. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

                                INDEX TO EXHIBITS


Exhibit No.  Description
-----------  -----------
99.1 Press release, dated July 22, 2005, issued by The Singing Machine Company, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE SINGING MACHINE COMPANY, INC.





Date: July 22, 2005                            /s/ Danny Zheng
                                               ---------------------------------
                                               Danny Zheng
                                               Chief Financial Officer